Exhibit 99


                        Southcoast Financial Corporation
                                  News Release

Mt. Pleasant, S.C., October 4, 2004 / PRNewswire / - Southcoast Financial Corporation (NASDAQ: SOCB), announced that its Chairman, L. Wayne Pearson, is scheduled to make a presentation later today to a conference sponsored by Trident Securities. Mr. Pearson's presentation will include a description of the Company and its business, its growth from the start up of its bank subsidiary in 1998 to having $330.9 million in assets, $269.6 million in loans and $227.6 million in deposits at September 30, 2004. Mr. Pearson will also discuss the Company's previous capital raising activities and the historic performance of its stock.

Southcoast Financial Corporation headquartered in Mt. Pleasant, South Carolina, is the holding company of Southcoast Community Bank. The Bank, which opened for business July 20, 1998, is a state chartered commercial bank operating from its main office at 530 Johnnie Dodds Boulevard in Mt. Pleasant, South Carolina. Trading in Southcoast Financial Corporation's common stock is reported on NASDAQ under the symbol SOCB. Information about the corporation is available on our web site, www.southcoastbank.com.


SOURCE   Southcoast Financial Corporation
   Contact Robert M. Scott, Executive Vice President and
   Chief Financial Officer, (843) 216-3012